Investor Supplement Fourth Quarter and FY 2021 Exhibit 99.2

Safe Harbor This Presentation may include certain forward-looking statements, including, without limitation, statements concerning the conditions of our industry and our operations, performance, and financial condition, including, in particular, statements relating to our business, growth strategies, product development efforts, and future expenses. Forward-looking statements can be identified by words such as ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘seeks,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘expects,’’ and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward- looking statements relate to the future, by their nature, they are subject to inherent uncertainties and risks (some of which are beyond our control) and changes in circumstances or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of any such changes, new information, subsequent events or otherwise. Market data and industry information used throughout this Presentation are based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of third party sources. All of the market data and industry information used in this Presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this presentation are generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation to take (or refrain from taking) any particular action. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein. In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures. We present non-GAAP measures including: adjusted EBITDA, and adjusted EBITDA margin. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables for reconciliations of the non-GAAP financial measures used in this press release to the most comparable GAAP financial measures. We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. 2

4th Quarter SaaS Highlights 3 Total SaaS Revenue Revenue +36% YoY Efficient Customer Acquisition Strategy +70% clients new to the company Growing Subscribers 46k (+5% YoY) ARPU Expansion $351 (+20% YoY) Record Retention 1.5% Seasoned Monthly Churn 94% Seasoned NDR ThryvPay Represents >50% of online payment volume by Q4

4th Quarter and FY 2021 Financial Highlights 4 Key Highlights: • US SaaS revenue accelerated to 35% in Q4 and 31% for FY21 • Customer mix, upsell opportunities, and additional features driving ARPU growth of +20% YoY • Client retention at record levels due to deepening engagement • US Marketing Services highly profitable while serving as attractive customer pool to drive cost-effective growth in SaaS subscribers $ in Thousands Q4-21 Q4-20 YoY FY21 FY20 YoY US SaaS Revenue $47,061 $34,870 35.0% $170,498 $129,824 31.3% EBITDA (6,693) 2,250 (14,004) 13,035 EBITDA % (14.2%) 6.5% (8.2%) 10.0% US Marketing Services Revenue $153,555 $212,058 (27.6)% $797,493 $979,611 (18.6)% EBITDA 40,684 69,381 318,230 358,804 EBITDA % 26.5% 32.7% 39.9% 36.6% Thryv International Revenue $43,823 - $145,391 - EBITDA 12,487 - 46,297 - EBITDA % 28.5% - 31.8% - Total Thryv Revenue $244,439 $246,928 (1.0)% $1,113,382 $1,109,435 0.4% EBITDA 46,478 71,631 350,523 371,839 EBITDA % 19.0% 29.0% 31.5% 33.5%

Strategic investments in 2021 led to revenue acceleration and Thryv is well-positioned sustained and durable growth SaaS 4th Quarter and FY 2021 Financial Highlights1 5 8% 36% Revenue YoY % Q4-20 Q4-21 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 50.0 (10%) (5%) 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 1% 32% Revenue YoY % FY20 FY21 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 (10%) (5%) 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 1Includes Domestic and International SaaS

Marketing Services FY21 Financial Highlights 6 • Gradual structural change in market driving predictable declines • Current industry has significant runway left with sales canvass process allowing for strong visibility into future revenues • Print (PYP) remains strong within target demo (55+, suburban, homeowners) • Higher margin Internet Yellow Pages (IYP) along with Print (PYP) accounts for 76% of Marketing Services revenue in 2021 Note: Results reflect U.S. Marketing Services segment only $980 $797 37% 40% Revenue EBITDA Margin % FY20 FY21 • 7+ billion references to directories representing over 90% of industry total (3.1b print, 4.3b online) • Highly variable cost structure to maintain strong EBITDA margins for many years • Source of low CAC for conversion into Thryv SaaS platform

US Marketing Services Predictable Billings Performance 7 • Marketing Services billings steady and predictable rate of decline has stayed very consistent over time and has shown improvement • Most print directories are published on cycles greater than 12 months and billed ratably ensuring a predictable stream of cash inflow • Management considers billings a useful operational metric for the business Note: Results reflect U.S. Marketing Services and SaaS segments only Marketing Services Billings (in millions) Billings YoY % Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q4-21 0 100 200 300 400 500 -30% -25% -20% -15% -10% -5% 0% $ in Thousands Q4-21 Q4-20 Billings Marketing Services $180,961 $232,456 YoY % (22%) (21%)

SaaS Metrics 8 ARPU $293 $351 Q4-20 Q4-21 # Sales from New Acquisition Channels 14% 26% Q4-20 Q4-21 MAUs (k) 28.5 30.4 Q4-20 Q4-21 # Clients (k) YoY Change 44 46 -7% 5% # Clients (k) YoY Change % Q4-20 Q4-21

SaaS Retention Monthly Churn 2.4% 2.1% Q4-20 Q4-21 Seasoned Monthly Churn 2.1% 1.5% Q4-20 Q4-21 Seasoned Net Dollar Retention 90% 94% Q4-20 Q4-21 Net Dollar Retention 83% 88% Q4-20 Q4-21 9 SMB Behavior is different than enterprise behavior, as such this measure of churn and net dollar retention excludes newer clients as they are in early stages of engaging and using software. Deepened engagement begins in the latter half of the first year during the client journey when users of Thryv more fully integrate with software. The first year using the software allows clients time to learn, be coached, integrate, and engage with the software. As a result, engagement with clients that have used Thryv software over a year have lower monthly churn and higher net dollar retention to the company. Original Metrics Seasoned Metrics

Engagement 10 Highlights: • SaaS daily and weekly active users increased 12% vs. Q4-20 • Team selling approach ensures platform is fit for the needs of the SMB • Deepening engagement over time - ◦ Strategy and coaching sessions beyond onboarding to expand usage of the platform ◦ Enhanced and catered touch aimed at enticing clients to use more of platform and solve SMB needs Note: as of January 2022 MAUs by Frequency (k) 28.5 30.4 Daily Weekly Monthly Q4-20 Q4-21 +12%

11 Recognition for 2021 Leading Research Firms Recognize Thryv's Leadership Position Highlights: • G2: Leader in 14 categories • Capterra Highest-Rated Marketing Software to Help Your Business Succeed in 2022 • CIO Applications Top 10 CX Solution Provider • MyTechMag Top 10 CRM Solution Provider • Appealie Overall SaaS Award – Customer Service • Appealie SaaS Customer Success Award • GetApp Category Leaders: Social Media Marketing, Lead Management, Reputation Management, Real Estate CRM and Review Management • Software Advice Front Runners: Social Media Marketing, Lead Management, Account Management • Digital Transformation & Operational Excellence Awards: Best Achievement in Operational Excellence to deliver Digital Transformation, Best Achievement in Operational Excellence to deliver an outstanding CX Excellence • SaaS Awards: Best SaaS Product for Customer Services / CRM • Cloud Awards: Best SaaS – USA (SMB)

1st Quarter and FY 2022 SaaS Outlook1 12 Q1-22 FY 2022 Management Commentary Total SaaS Revenue $47.5 to $47.7 million $206 to $208 million • Company expects 20% to 22% growth for FY22 EBITDA $12 to $13 million loss $21 to $25 million loss • Company expects FY22 Total SaaS EBITDA margin in range of -10% to -12%, similar to FY21 • Strategic investments to support engineering, product development, GTM efforts and product innovation roadmap 1Includes Domestic and International SaaS

FY 2022 Marketing Services Outlook 13 FY 2022 Management Commentary Total Marketing Services1 $870 to $890 million • Q1: Range of $238 to $240 million • Q2: Range of $248 to $250 million • Q3: Range of $192 to $200 million • Q4: Range of $192 to $200 million EBITDA $305 to $312 million • Company expects EBITDA margins of ~35% for FY22 1Includes Domestic and International revenue

14 Engagement Effective onboarding and education delivered record level engagement and retention in FY21 Drive Cloud Adoption In SMB Market Team selling model delivered strong growth from mix of new and legacy sales channels Sensis Integration & SaaS Launch Integration complete Rebranded to Thryv Australia Successful SaaS launch and solid traction in marketplace Capital Allocation Term debt paydown of $158 million Pension liability reduced by $51 million. 2021 Priorities Successful

15 Appendix

Appendix: Non-GAAP Financial Reconciliation

$ in Thousands	Q1-20	Q2-20	Q3-20	Q4-20	Q1-21	Q2-21	Q3-21	Q4-21	FY20	FY21
Net Income (loss)	**$ 28,102**	**$ 11,464**	**$ (145)**	**$ 109,800**	**$ 36,506**	**$ 24,359**	**$ 35,624**	**$ 5,088**	**$ 149,221**	**$ 101,577**
Interest expense	19,930	18,012	15,609	14,988	15,672	19,170	16,546	14,986	68,539	66,374
Income tax expense (benefit)	13,409	21,164	(24,250)	(118,306)	11,809	8,112	13,802	(986)	(107,983)	32,737
Dep. and amort. expense	37,823	37,606	35,454	35,640	19,718	29,908	31,049	24,798	146,523	105,473
Restructuring and integration exp.	9,845	7,347	6,710	4,557	9,234	3,489	2,312	3,109	28,459	18,145
Transaction costs	6,534	3,232	4,913	6,320	10,546	5,440	3,987	5,086	20,999	25,059
Stock-based comp. (benefit) exp.	(6,064)	580	1,289	1,300	1,971	1,921	2,340	1,862	(2,895)	8,094
Other components of net periodic pension cost (benefit)	201	936	30,175	10,924	(453)	(272)	(273)	(13,831)	42,236	(14,829)
Loss (gain) on remeasurement of indemnification asset	3,801	617	(540)	1,565		(844)	(404)	1,247	5,443	(1)
Impairment charges	98	18,132	1,184	5,497		3,611	—	—	24,911	3,611
Other	(900)	(955)	(1,105)	(654)	(70)	1,859	(2,624)	5,119	(3,614)	4,283
Adjusted EBITDA	**$ 112,779**	**$ 118,135**	**$ 69,294**	**$ 71,631**	**$ 104,933**	**$ 96,753**	**$ 102,359**	**$ 46,478**	**$ 371,839**	**$ 350,523**

*Figures may not foot due to rounding.

16